Exhibit 99.1

Unity Announces Proposed $500.0 Million Offering of Convertible Senior Notes
February 24, 2025
SAN FRANCISCO -- Unity Software Inc. (“Unity”) (NYSE: U), the leading platform to create and grow games and interactive experiences, today announced its intent to offer, subject to market conditions and other factors, $500.0 million aggregate principal amount of Convertible Senior Notes due 2030 (the “Notes”) in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Unity also intends to grant the initial purchasers of the Notes an option to purchase, within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $75.0 million aggregate principal amount of Notes.
The Notes will be general unsecured obligations of Unity and will accrue interest payable semiannually in arrears. Upon conversion, Unity will pay or deliver, as the case may be, cash, shares of Unity’s common stock or a combination of cash and shares of Unity’s common stock, at its election. The interest rate, initial conversion rate and other terms of the Notes will be determined at the time of pricing of the Offering.
Unity expects to use the net proceeds from the Offering to pay the cost of the capped call transactions described below and, together with cash on hand, if necessary, to repurchase for cash approximately, subject to market conditions, $500.0 million in aggregate principal amount of its 0% Convertible Senior Notes due 2026 (the “2026 Notes”) in the Note Repurchase Transactions (as described below). If the initial purchasers exercise their option to purchase additional Notes, Unity expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions. Unity expects to use any remaining net proceeds from the Offering for general corporate purposes, which may include additional repurchases of the 2026 Notes from time to time following the Offering, and acquisitions or strategic investments in complementary businesses or technologies (although Unity does not currently have any plans for any such acquisitions or investments), working capital, operating expenses and capital expenditures.
In connection with the pricing of the Notes, Unity expects to enter into capped call transactions with one or more of the initial purchasers or affiliates thereof and/or other financial institutions (the “Option Counterparties”). The capped call transactions will cover, subject to customary adjustments, the number of shares of Unity’s common stock initially underlying the Notes. The capped call transactions are expected generally to reduce the potential dilution to Unity’s common stock upon any conversion of Notes and/or offset any cash payments Unity is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap.
In connection with establishing their initial hedges of the capped call transactions, Unity expects the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to Unity’s common stock and/or purchase shares of Unity’s common stock concurrently with or shortly after the pricing of the Notes, including with, or from, as the case may be, certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Unity’s common stock or the Notes at that time.
In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Unity’s common stock and/or purchasing or selling Unity’s common stock or other securities of Unity in secondary market transactions following the pricing of the Notes and prior to the maturity date of the Notes (and are likely to do so during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the Notes, or, to the extent Unity exercises the relevant election under the capped call transactions, following any repurchase, redemption or conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of Unity’s common stock or the Notes which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its Notes.
In addition, Unity expects to use a portion of the net proceeds from the offering together with cash on hand, if necessary, to repurchase for cash approximately, subject to market conditions, $500.0 million in aggregate principal amount of the 2026 Notes concurrently with the pricing of the offering in privately negotiated transactions effected through one of the initial purchasers or one of its affiliates (each, a “Note Repurchase Transaction”). The terms of each Note Repurchase Transaction will depend on a variety of factors, and each Note Repurchase Transaction will be subject to closing conditions that may not be consummated. No assurance can be given as to how many, if any, of the 2026 Notes will be repurchased or the terms on which they will be repurchased. This press release is not an offer to repurchase the 2026 Notes, and the offering of the Notes is not contingent upon the repurchase of the 2026 Notes.
In connection with any Note Repurchase Transaction, Unity expects that holders of the 2026 Notes who agree to have their 2026 Notes repurchased and who have hedged their equity price risk with respect to such Notes (the “Hedged Holders”) will unwind all or part of their hedge positions by buying Unity’s common stock and/or entering into or unwinding various derivative transactions with respect to Unity’s common stock. The amount of Unity’s common stock to be purchased by the Hedged Holders or the notional number of shares of Unity’s common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of Unity’s common stock. This activity by the Hedged Holders could increase (or reduce the size of any decrease in) the market price of Unity’s common stock, including concurrently with the pricing of the Notes, resulting in a higher effective conversion price for the Notes. Unity cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes offered hereby or its common stock.
The Notes and any shares of Unity’s common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.
Forward-Looking Statements
This press release contains “forward-looking” statements that involve risks and uncertainties regarding, among other things, the proposed Offering, including statements concerning the proposed terms and size, and the anticipated completion and timing, of the Notes, the capped call transactions, the Note Repurchase Transactions and any unwind transactions; the anticipated use of proceeds from the proposed Offering; and the potential impact of the forgoing or related transactions on dilution to holders of Unity’s common stock, the market price of our common stock or the trading price of the Notes or the conversion price of the Notes. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from Unity’s plans. These risks include, but are not limited to, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in Unity’s Securities and Exchange Commission (“SEC”) filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2024 and other filings that Unity makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Unity undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Unity PR Contact:
Julianne Whitelaw
UnityComms@unity3d.com

Source: Unity